[LOGO] E Com Ventures, Inc.

FOR IMMEDIATE RELEASE

Company Contact:

A. Mark Young
Chief Financial Officer
E Com Ventures, Inc.
954-335-9030

              E COM VENTURES INC. REPORTS FISCAL YEAR 2005 RESULTS

Sunrise, Fl. - April 25, 2006. E Com Ventures, Inc., (NASDAQ: ECMV) announced today the results of operations for its fiscal year ended January 28, 2006.

Total revenues for fiscal year 2005 were $234 million, an increase of 3.9% over the $225 million reported for the prior year. Retail sales for fiscal year 2005 were $216 million, a 7.2% increase over the prior year. Of this increase, 5.8% resulted from comparable stores sales improvements. Gross profit for fiscal year 2005 was $96.5 million, a 5.7% increase over the prior year amount of $91.3 million. The increase in gross profit was largely due to improvements in retail sales volume.

During fiscal year 2005 operating expenses increased by a modest $1.3 million and represented 36.8% of net sales as compared to 37.6% of net sales for fiscal year 2004. This improvement in operating expenses as a percentage of net sales is primarily attributable to improvement in the scheduling of hours for store personnel, which resulted in a reduction in store payroll costs as a percentage of net sales. The increase in gross profit, better control of operating costs and an increased number of stores resulted in income from operations of $10.5 million compared to $6.6 million in the prior year.

In fiscal year 2005 the Company achieved income before income taxes of $6.6 million, an increase of 101% over fiscal year 2004. In addition, management has determined that it is now more likely than not that the Company will realize the benefit of certain of its deferred tax assets and therefore has reversed a portion of the prior year's tax asset valuation allowance resulting in an income tax benefit of $7.6 million in fiscal year 2005 and a net income of approximately $14.3 million. The Company does not expect a similar tax benefit in fiscal year 2006.

"In fiscal year 2005, we began seeing the benefits of our programs to better control store operating expenses while growing sales through comparable store improvement and opening new stores," said Michael W. Katz, the Company's President and Chief Executive Officer. "We continue to improve our product offerings both in fragrances and complimentary products to improve our sales dollars per retail transaction. The hard work and dedication of our employees was vital to bringing about this record-breaking year. We remain focused on our mission to make Perfumania the retail place of choice when buying fragrances and beauty products."

                      E COM VENTURES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                FOR THE FISCAL YEAR ENDED
                                                 --------------------------------------------------------
                                                 January 28, 2006    January 29, 2005    January 31, 2004
                                                 ----------------    ----------------    ----------------
Net sales                                        $    233,694,081    $    225,003,201    $    212,567,569
Cost of goods sold                                    137,192,922         133,666,605         129,190,549
                                                 ----------------    ----------------    ----------------
Gross profit                                           96,501,159          91,336,596          83,377,020
                                                 ----------------    ----------------    ----------------

Operating expenses:
  Selling, general and administrative expenses         80,677,406          78,521,215          82,297,031
  Provision for impairment of
    assets and store closings                             162,370             313,888             593,109
  Depreciation and amortization                         5,155,645           5,874,591           6,102,823
  Expenses incurred in connection with
    change of control                                          --                  --           4,931,221
                                                 ----------------    ----------------    ----------------
    Total operating expenses                           85,995,421          84,709,694          93,924,184
                                                 ----------------    ----------------    ----------------

Income (loss) from operations                          10,505,738           6,626,902         (10,547,164)
                                                 ----------------    ----------------    ----------------

Other expenses:
  Interest expense, net:
    Affiliates                                           (371,458)           (248,124)            (93,510)
    Other                                              (3,506,018)         (3,077,497)         (2,059,347)
                                                 ----------------    ----------------    ----------------
                                                       (3,877,476)         (3,325,621)         (2,152,857)
                                                 ----------------    ----------------    ----------------

  Realized loss on investments                                 --                  --            (171,679)
                                                 ----------------    ----------------    ----------------

Income (loss) before income taxes                       6,628,262           3,301,281         (12,871,700)
Income tax benefit (provision)                          7,637,000            (150,000)                 --
                                                 ----------------    ----------------    ----------------
    Net income (loss)                            $     14,265,262    $      3,151,281    $    (12,871,700)
                                                 ================    ================    ================

Basic income (loss) per common share             $           4.84    $           1.11    $          (5.24)
                                                 ================    ================    ================
Diluted income (loss) per common share           $           4.23    $           1.06    $          (5.24)
                                                 ================    ================    ================

Weighted average number of shares outstanding:

  Basic                                                 2,949,146           2,832,107           2,454,340
                                                 ================    ================    ================
  Diluted                                               3,463,480           3,001,844           2,454,340
                                                 ================    ================    ================

The Company's fiscal year ends on the Saturday closest to January 31. Fiscal year 2005 ended on January 28, 2006, fiscal year 2004 ended on January 29, 2005 and fiscal year 2003 ended on January 31, 2004. Each of the fiscal years presented contain fifty-two weeks.

                                      # # #

This press release may include information presented which contains forward-looking information, including statements regarding the strategic direction of the Company. Some of these statements, including those that contain the words "anticipate," "believe," "plan," "estimate," "expect," "should," "intend," and other similar expressions, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements of those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements are our ability to service our obligations, our ability to comply with the covenants in our credit facility, general economic conditions, competition, potential technology changes, changes in or the lack of anticipated changes in the regulatory environment in various countries, the ability to secure partnership or joint-venture relationships with other entities, the ability to raise additional capital to finance expansion, the risks inherent in new product and service introductions and the entry into new geographic markets and other factors included in our filings with the Securities and Exchange Commission.